Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Cyren Ltd. “ 2016 Non-Employee Director Equity Incentive Plan and respective Israeli appendix” and “ 2016 Equity Incentive Plan and respective Israeli appendix”, of our report dated April 27, 2017, with respect to the consolidated financial statements of Cyren Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
February 15, 2018	A Member of EY Global